Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 333-58100, 333-50432, 333-32834, 333-77007, 333-59051, 333-27499, 333-03806 and 33-90728) pertaining to the Credence Systems Corporation Supplemental Stock Option Plan, 1993 Stock Option Plan, and the 1994 Employee Stock Purchase Plan, (Form S-8 No. 333-38428) pertaining to the 1996 Stock Option Plan of TMT, Inc. (assumed by Credence Systems Corporation), (Form S-8 No. 333-69584) pertaining to the 1995 Stock Incentive Plan, 1995 Stock Option Plan for Non-Employee Directors, 1995 Employee Stock Purchase Plan, and the 2000 Nonqualified Stock Option Plan of Integrated Measurement Systems, Inc. (each assumed by Credence Systems Corporation), and (Form S-8 No. 333-74346) pertaining to the Fluence Technology, Inc.1997 Stock Option Plan (assumed by Credence Systems Corporation), the Opmaxx, Inc. 1997 Stock Option/Stock Issuance Plan (assumed by Credence Systems Corporation), the Credence Systems Corporation 1993 Stock Option Plan and the Credence Systems Corporation Supplemental Stock Option Plan, of our report dated November 22, 2002, with respect to the consolidated financial statements and schedule of Credence Systems Corporation included in the Annual Report (Form 10-K) for the year ended October 31, 2002.

/s/    ERNST & YOUNG LLP

San Jose, California
January 28, 2003